EXHIBIT 99.2

SYNERGY RESOURCES CORPORATION
PRO-FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(unaudited)

On September 10, 2008, Brishlin Resources, Inc. (“Brishlin”) acquired approximately 89% of the outstanding shares of Synergy Resources Corporation (“Synergy”) for 8,902,500 shares of its common stock and 1,042,500 Series A warrants. Brishlin expects to acquire the remaining shares of Synergy in a separate transaction.

Subsequent to the business combination, Brishlin changed its name to Synergy Resources Corporation. For purposes of this pro-forma information, we have retained the original names.

Although the legal form of the transaction reflects the acquisition of Synergy by Brishlin, we have determined that the accounting form of the transaction is a “reverse merger”, in which Synergy is identified as the accounting acquirer and Brishlin is identified as the accounting acquiree. In this transaction, Synergy reports the acquisition of Brishlin as a recapitalization under which the outstanding shares of Brishlin are issued to acquire the net assets of Brishlin. Future financial statements will present the historical information of Synergy and the operations of Brishlin will be included from the date of the combination.

The following pro-forma condensed combined financial statements present the combined financial position and results of operation of Brishlin and Synergy as they may have appeared had the combination described above occurred as of January 1, 2008 for purposes of the pro-forma condensed combined statement of operations, and as of August 31, 2008 for purposes of the pro-forma condensed combined balance sheet.

The unaudited pro-forma condensed combined financial statements are provided for illustrative purposes only and do not purport to present what the actual results of operations or financial position would have been had the transactions actually occurred on the dates indicated, nor do they purport to represent results of operations for any future period or financial position for any future date. These statements do not assume any potential cost savings or other future benefits that may be obtained through the combination of these two entities.

The pro-forma condensed combined financial statements have been derived from, and should be read in conjunction with, the historical financial statements and notes thereto of Brishlin and Synergy. The audited financial statements of Synergy as of August 31, 2008 and for the period from inception (December 28, 2007) to August 31, 2008 appear elsewhere in this Form 8-K/A. The audited financial statements of Brishlin as of December 31, 2007 and for the two years ended December 31, 2007, were previously filed on Form 10-K. The unaudited financial statements of Brishlin as of June 30, 2008 and for the six months ended June 30, 2008 were previously filed on Form 10-Q. Brishlin has elected to change its fiscal year from December 31 to August 31, to coincide with the fiscal year end of Synergy. Brishlin intends to file audited financial statements as of August 31, 2008 and for the eight months ended August 31, 2008 on a transition report on Form 10-K no later than January 29, 2009.

SYNERGY RESOURCES CORPORATION AND BRISHLIN RESOURCES, INC.
PRO-FORMA CONDENSED COMBINED BALANCE SHEET
as of August 31, 2008 (unaudited)

	HISTORICAL		PRO-FORMA
	Synergy	Brishlin	Adjustments	Combined	Notes
ASSETS
Current assets:
Cash and cash equivalents	$2,292,341	$7,569	$—	$2,299,910
Prepaid expenses	27,412	1,428	—	28,840

Total current assets	2,319,753	8,997	—	2,328,750

Oil and gas properties, at cost, using full cost method
Oil and gas properties, net	—	39,125	—	39,125

Other assets	—	1,328	—	1,328

Total assets	$2,319,753	$49,450	$—	$2,369,203

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$12,473	$44,906	$—	$57,379
Accrued salaries, benefits, and taxes	40,853	3,604	—	44,457

Total current liabilities	53,326	48,510	—	101,836

Shareholders' equity:
Common stock	994	1,038	8,950	10,982	b
Additional paid-in capital	2,585,261	1,015,262	(1,015,360)	2,933,813	a
Additional paid-in capital	—	—	(8,950)	—	b
Additional paid-in capital	—	—	357,600	—	c
Stock subscriptions receivable	(27,650)	—	—	(27,650)
Deferred compensation	(98,800)	—	(278,200)	(377,000)	c
(Deficit) accumulated during the exploration stage	(193,378)	(1,015,360)	1,015,360	(272,778)	a
(Deficit) accumulated during the exploration stage	—	—	(79,400)	—	c

Total shareholders' equity	2,266,427	940	—	2,267,367

Total liabilities and shareholders' equity	$2,319,753	$49,450	$—	$2,369,203

The accompanying notes are an integral part of these pro-forma condensed combined financial statements.

SYNERGY RESOURCES CORPORATION AND BRISHLIN RESOURCES, INC.
PRO-FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
for the eight months ended August 31, 2008
(Unaudited)

	HISTORICAL		PRO-FORMA
	Synergy	Brishlin	Adjustments	Combined	Notes
Revenues	$—	$—	$—	$—

Expenses:
Oil and gas lease expense	—	5,000	—	5,000
General and administrative	196,271	194,730	79,400	470,401	c

Total expenses	196,271	199,730	79,400	475,401

Operating (loss)	(196,271)	(199,730)	(79,400)	(475,401)

Other income (expense):
Interest income	2,893	90	—	2,983

(Loss) before taxes	(193,378)	(199,640)	(79,400)	(472,418)

Provision for income taxes	—	—	—	—

Net (loss)	$(193,378)	$(199,640)	$(79,400)	$(472,418)

Net (loss) per common share:
Basic and Diluted	$(0.07)	$(0.20)		$(0.04)

Weighted average shares outstanding:
Basic and Diluted	2,892,700	1,005,869	7,083,002	10,981,571	d

The accompanying notes are an integral part of these pro-forma condensed combined financial statements.

SYNERGY RESOURCES CORPORATION
NOTES TO PRO-FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS
(unaudited)

1.   Basis of Pro-Forma Presentation

On September 10, 2008, pursuant to an Agreement to Exchange Common Stock (“Exchange Agreement”) with certain shareholders of Synergy Resources Corporation, Brishlin Resources, Inc. acquired approximately 89% of the outstanding shares of Synergy Resources Corporation in exchange for 8,902,500 shares of its common stock and 1,042,500 Series A warrants. Brishlin expects to acquire the remaining 1,057,500 shares of Synergy Resources Corporation in a subsequent transaction. For purposes of this pro-forma presentation, we assumed that Brishlin acquired 100% of the outstanding shares of Synergy.

Brishlin Resources, Inc. (“Brishlin”) was organized under the laws of the State of Colorado on May 11, 2005 as Blue Star Energy, Inc. Effective December 11, 2007, the Company changed its name to Brishlin Resources, Inc. The Company plans to engage in oil, gas and mineral acquisitions, exploration, development and production service activities, primarily in the western region of the United States. The Company is in its exploration stage and has not yet generated any revenues from operations.

Synergy Resources Corporation (“Synergy”) was organized under the laws of the State of Colorado on December 28, 2007. The Company plans to engage in oil and gas acquisitions, exploration, development and production service activities, primarily in the D-J Basin, which is located in Colorado and neighboring states. The Company is in its exploration stage and has not yet generated any revenues from operations.

Management believes that the combination of the two entities will create a company with greater access to experienced personnel, operational resources, and financial resources.

The pro-forma condensed combined financial statements are presented as of August 31, 2008 and for the eight months ended August 31, 2008. The balance sheet as of August 31, 2008 assumes that the combination occurred on August 31, 2008. The statement of operations for the eight months ended August 31, 2008 assumes that the merger occurred on January 1, 2008. Synergy did not undertake any transactions between December 28, 2007 (its inception date) and January 1, 2008. Accordingly, no adjustments have been made to account for the three days between December 28, 2007 and January 1, 2008.

It is anticipated that the combined entity will have approximately 10,998,000 issued and outstanding common shares after Brishlin acquires all the outstanding shares of Synergy. The former shareholders of Synergy will control approximately 91% of the outstanding shares and the former shareholders of Brishlin will control approximately 9% of the outstanding shares.

For accounting purposes, this business combination is considered a “reverse merger”, in which Synergy will be considered the accounting acquirer. The combination will be recorded as a recapitalization under which Synergy issues shares in exchange for the net assets of Brishlin. The assets and liabilities of Brishlin will be recorded at their respective book values and will not be adjusted to their estimated fair values. No goodwill or other intangible assets will be recorded in the transaction.

Brishlin and Synergy had different fiscal years. On October 31, 2008, Brishlin elected to change its fiscal year end from December 31 to August 31. Where necessary, the historical amounts presented in the condensed combined pro-forma financial statements have been adjusted to reflect the August 31 year end.

2.  Reverse Stock Split and Name Change

On September 8, 2008, Brishlin shareholders approved a reverse stock split of the outstanding shares of common stock, pursuant to which each ten shares of Brishlin’s pre-split common stock issued and outstanding was exchanged for one share of the Company’s post-split common stock. After giving effect to the reverse stock split, there were 1,038,000 shares of Brishlin common stock issued and outstanding. All share amounts presented in this report have been adjusted to reflect the reverse stock split.

Similarly, Brishlin shareholders approved a name change on September 8, 2008. Upon completion of the share exchange, Brishlin changed its name to Synergy Resources Corporation. To avoid confusion in these pro-forma statements, we have retained the original names for the individual entities and used the name “Synergy Resources Corporation” for the combined entity.

3.   Pro-Forma Adjustments

The pro-forma condensed combined financial statements have been prepared to reflect the reverse merger between Synergy and Brishlin. Pro-forma adjustments included in the pro-forma condensed combined financial statements are as follows:

a.	To eliminate the historical accumulated deficit account for Brishlin.
b.	To record the exchange of Synergy shares with a par value of $0.0001 per share for Brishlin shares with a par value of $0.001 per share.
c.	To record deferred compensation for the estimated incremental fair value of Brishlin stock options issued to replace Synergy stock options and to amortize deferred compensation over the vesting term.
d.	To adjust the calculation of weighted average shares outstanding as if all shares had been issued as of January 1, 2008.